UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2018 (March 23, 2018)

AMPLIFY ENERGY CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	82-1326219
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1600 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 490-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2018, David Dunn was appointed to the board of directors (the “Board”) of Amplify Energy Corp. (the “Company”). Mr. Dunn has been appointed to the audit committee and the compensation committee of the Board. There are no arrangements or understandings between Mr. Dunn and any other persons pursuant to which Mr. Dunn was selected as a director of the Company.

As a non-employee director of the Company, and consistent with the compensation received by other non-employee directors, Mr. Dunn will receive compensation consisting of: (i) an annual retainer of $75,000, paid quarterly in advance; and (ii) an annual equity award of restricted stock units granted on or about May 1 of each year, with the number of restricted stock units calculated as $75,000 divided by the fair market value of a share of the Company’s common stock, par value $0.0001, on the date of grant. The Company’s non-employee directors are also reimbursed for all out-of-pocket expenses in connection with attending meetings of the Board and its committees.

Each director is fully indemnified by the Company for actions associated with being a director to the fullest extent permitted under Delaware law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2018	AMPLIFY ENERGY CORP.

	By:	/s/ Robert L. Stillwell, Jr.
		Name:	Robert L. Stillwell, Jr.
		Title:	Senior Vice President and Chief Financial Officer